Exhibit 99.2

RING ENERGY, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On February 25, 2019, Ring Energy, Inc. (“Ring” or the “Company”) entered into a purchase and sale agreement (the “Purchase Agreement”) with Wishbone Energy Partners, LLC, Wishbone Texas Operating Company LLC and WB WaterWorks LLC (collectively, “Sellers”), to acquire oil and gas assets in Gaines, Yoakum, Runnels and Coke Counties, Texas and Lea County, New Mexico primarily on the Northwest Shelf (the “Acquisition”). Ring agreed to acquire the oil and gas assets from Sellers for a purchase price of $270 million in cash and the issuance of $30 million in shares of common stock. The purchase price was subject to customary purchase price adjustments.

Ring gained effective control over the assets effective February 1, 2019. As such, Ring recorded the assets acquired and the liabilities assumed at their fair values as of February 1, 2019, and included the results of operations from that date in its statements of operations for the period ended March 31, 2019. The Acquisition was recognized as a business combination whereby Ring recorded the assets acquired and the liabilities assumed at their fair values as of February 1, 2019, which is the date the Company obtained control of the properties and was the acquisition date for Ring’s financial reporting purposes.

On April 9, 2019, the Company completed the Acquisition through a cash payment of $249,062,998 and the issuance of 4,581,001 shares of common stock, of which 2,538,071 shares are being held in escrow to satisfy potential indemnification claims.

The following unaudited pro forma condensed balance sheet presents the historical financial position of Ring Energy, Inc. combined with the Acquisition, as if the Acquisition had closed on March 31, 2019. The following unaudited condensed statements of operations present the historical results of operations of Ring Energy, Inc., combined with the Acquisition, for the three months ended March 31, 2019 and for the year ended December 31, 2018, as though the Acquisition had occurred at the beginning of each of those periods. The unaudited pro forma financial information is illustrative of the effects of the Acquisition on our operations and does not necessarily reflect the results of operations that would have resulted had the Acquisition actually occurred at those dates. In addition, the pro forma financial information is not necessarily indicative of the results that may be expected for the year ended December 31, 2019, or any other period. The unaudited pro forma financial statements should be read in conjunction with the notes thereto, our Annual Report on Form 10-K for the year ended December 31, 2018, and our Quarterly Report on Form 10-Q for the three months ended March 31, 2019.

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RING ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

AS OF MARCH 31, 2019

As of March 31, 2019	Historical	Adjustment		Pro Forma
ASSETS
Current Assets
Cash	$2,606,769	$2,780,683	(1)	$5,387,452
Accounts receivable	27,941,378	(12,471,000)	(1)	15,470,378
Joint interest billing receivable	2,553,377	(12,235)	(1)	2,541,142
Operating lease asset	417,567			417,567
Prepaid expenses and retainers	3,013,688	3,781,658	(1)	6,795,346
Total Current Assets	36,532,779	(5,920,894)		30,611,885
Properties and Equipment
Oil and natural gas properties subject to depletion and amortization	990,608,164	(229,532)	(1)	990,378,632
Fixed assets subject to depreciation	1,465,551			1,465,551
Total Properties and Equipment	992,073,715	(229,532)		991,844,183
Accumulated depreciation, depletion and amortization	(113,505,141)			(113,505,141)
Net Properties and Equipment	878,568,574	(229,532)		878,339,042
Deferred Income Taxes	9,741,903			9,741,903
Deferred Financing Costs	353,384			353,384
Total Assets	$925,196,640	$(6,150,426)		$919,046,214

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$63,862,098	$(5,067,930)	(1)	$58,794,168
Acquisition liability to be settled through equity	28,356,396	(28,356,396)	(1)	-
Operating lease liability	417,567	-		417,567
Derivative liabilities	340,685	-		340,685
Total Current Liabilities	92,976,746	(33,424,326)		59,552,420

Revolving line of credit	84,500,000	256,000,000	(1)	340,500,000
Acquisition liability to be settled through refinancing into credit facility	256,877,766	(256,877,766)	(1)	-
Asset retirement obligations	16,318,790	-		16,318,790
Total Liabilities	450,673,302	(34,302,092)		416,371,210
Stockholders' Equity
Preferred stock - $0.001 par value; 50,000,000 shares authorized; no shares issued or outstanding	-
Common stock - $0.001 par value; 150,000,000 shares authorized; 63,229,710 shares and 63,229,710 shares issued and outstanding, respectively	63,230	4,581	(1)	67,811
Additional paid-in capital	495,726,558	28,351,815	(1)	524,078,373
Accumulated deficit	(21,266,450)	(204,730)	(1)	(21,471,180)
Total Stockholders' Equity	474,523,338	28,151,666		502,675,004
Total Liabilities and Stockholders' Equity	$925,196,640	$(6,150,426)		$919,046,214

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RING ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2019

	Ring	Properties	Pro Forma
	Historical	Acquired	Adjustments		Pro Forma
Oil and Gas Revenues	$41,798,315	$6,665,414	$-		$48,463,729

Costs and Operating Expenses
Oil and gas production costs	9,408,764	1,653,883	-		11,062,647
Oil and gas production taxes	2,082,875	316,385	-		2,399,260
Depreciation, depletion and amortization	12,929,054	-	1,554,075	2	14,483,129
Asset retirement obligation accretion	215,945	-	12,726	3	228,671
Lease expense	128,175	-	-		128,175
General and administrative expense	6,798,017	-	708,813	4, 5, 6	7,506,830

Total Costs and Operating Expenses	31,562,830	1,970,268	2,275,614		35,808,712

Income from Operations	10,235,485	4,695,146	(2,275,614)		12,655,017

Other Income (Expense)
Interest income	12,236	-	-		12,236
Interest expense	(773,017)	-	(3,376,384)	7	(4,149,401)
Realized loss on derivatives	-	-	-		-
Unrealized loss on change in fair value of derivatives	(340,685)	-	-		(340,685)

Net Other Income (Expense)	(1,101,466)	-	(3,376,384)		(4,477,850)

Income (Loss) Before Income Tax	9,134,019	4,695,146	(5,651,998)		8,177,167

Benefit from (Provision for) Income taxes	1,955,424	-	200,939	8	2,156,363

Net Income (Loss)	$11,089,443	$4,695,146	$(5,451,059)		$10,333,530

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RING ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

	Ring	Properties	Pro Forma
	Historical	Acquired	Adjustments		Pro Forma
Oil and Natural Gas Revenues	$120,065,361	$76,320,544	$-		$196,385,905

Costs and Operating Expenses
Oil and natural gas production costs	27,801,989	12,754,942	-		40,556,931
Oil and natural gas production taxes	5,631,093	4,099,946	-		9,731,039
Depreciation, depletion and amortization	39,024,886	-	18,913,501	2	57,938,387
Ceiling test impairment	14,172,309	-	-		14,172,309
Asset retirement obligation accretion	606,459	-	163,429	3	769,888
General and administrative expense	12,867,686	-	2,221,062	4, 5, 6	15,088,748

Total Costs and Operating Expenses	100,104,422	16,854,888	21,297,992		138,257,302

Income (Loss) from Operations	19,960,939	59,465,656	(21,297,992)		58,128,603

Other Income (Expense)
Interest income	97,855	-	-		97,855
Interest expense	(427,898)	-	(12,716,946)	7	(13,144,844)
Realized (loss) on derivatives	(11,153,702)	-	-		(11,153,702)
Unrealized gain (loss) on change in fair value of derivatives	3,968,287	-	-		3,968,287

Net Other (Expense)	(7,515,458)	-	(12,716,946)		(20,232,404)

Income (Loss) Before Income Tax	12,445,481	59,465,656	(34,014,938)		37,896,199

Benefit from (Provision for) Income taxes	(3,445,721)	-	(5,344,651)	8	(8,790,372)

Net Income (Loss)	$8,999,760	$59,465,656	$(39,359,589)		$29,105,827

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On April 9, 2019, the Company completed the acquisition of oil and gas properties from Wishbone Energy Partners, LLC, Wishbone Texas Operating Company LLC and WB WaterWorks LLC in Gaines, Yoakum, Runnels and Coke Counties, Texas and Lea County, New Mexico, primarily on the Northwest Shelf. The acquired properties consist of 49,754 gross (38,230 net) acres and include a 77% average working interest and a 58% average net revenue interest. The Company incurred approximately $3.5 million in acquisition related costs, which were recognized in general and administrative expense during the three months ended March 31, 2019.

The Acquisition was recognized as a business combination whereby Ring recorded the assets acquired and the liabilities assumed at their fair values as of February 1, 2019, which is the date the Company obtained control of the properties and was the acquisition date for Ring’s financial reporting purposes. Revenues and related expenses for the Acquisition are included in our condensed statement of operations beginning February 1, 2019. The estimated fair value of the acquired properties approximated the consideration paid, which the Company concluded approximated the fair value that would be paid by a typical market participant. The following table summarizes the fair values of the assets acquired and the liabilities assumed:

Assets acquired:
Joint interest billing receivable	$1,464,394
Prepaid assets	2,864,554
Liabilities assumed
Draw on revolving line of credit	(15,000,000)
Accounts and revenues payable	(1,234,862)
Asset retirement obligations	(2,979,645)
Acquisition payable to be settled through equity	(28,356,396)
Acquisition payable to be settled through cash payment	(257,107,298)
Total Identifiable Net Assets	$(300,349,253)

The $15 million draw on the Company’s revolving line of credit was the deposit placed into escrow at the signing of the Purchase Agreement on February 25, 2019. The Acquisition payable to be settled through equity was settled at the closing on April 9, 2019 through the issuance of 4,581,001 shares of common stock, of which 2,538,071 shares are being held in escrow to satisfy potential indemnification claims. The Acquisition payable to be settled through cash payment was settled at closing with funds from the amendment and restatement of the Credit Facility.

In connection with the Acquisition, the Company amended and restated its Credit Facility dated July 1, 2014, with SunTrust Bank, as lender, issuing bank and administrative agent for several banks and other financial institutions and lenders (the “Amended and Restated Senior Credit Facility”). The Amended and Restated Senior Credit Facility, among other things, increases the maximum facility amount to $1 billion, increases the borrowing base to $425 million, extends the maturity date and makes other modifications to the terms of the Credit Facility. The Amended and Restated Senior Credit Facility is secured by a first lien with substantially the same collateral requirements as the Credit Facility, has substantially the same covenants as the Credit Facility and is for a term of five-years.

Pro forma adjustments to the historical financial statements to reflect the Acquisition and related financing are as follows:

(1)	To record the closing of the Acquisition and the related financing. The consideration paid and assets and liabilities assumed consist of the following:

(a)	Cash received at closing of the Amended and Restated Senior Credit Facility of $2,780,683;

(b)	Settlement of accounts receivable of $12,471,000 related to post-February 1, 2019 activity, as part of closing the Acquisition;

(c)	Settlement of interest receivable of $12,235 as part of closing the Acquisition;

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(d)	Incursion of debt financing costs, to be amortized, at closing of the Amended and Restated Senior Credit Facility;

(e)	Net adjustment to fair value of oil and gas properties acquired at closing of the Acquisition;

(f)	Settlement of accounts payable of $5,067,930 related to post-February 1, 2019 activity, as part of closing the Acquisition;

(g)	To record the issuance of 4,581,001 shares of common stock as partial consideration and to settle the Acquisition liability required to be settled through equity pursuant to the Purchase Agreement;

(h)	To record the draw on the Amended and Restated Senior Credit Facility of $256,000,000 to fund the cash consideration and settlement of the Acquisition liability to be settled through refinancing into the Amended and Restated Senior Credit Facility; and

(i)	The incursion of $204,730 in legal fees related to the amendment of the Credit Facility and closing of the Amended and Restated Senior Credit Facility.

(2)	To record the pro forma depletion of the oil and gas properties acquired in the Acquisition based on the oil and gas production occurring during the periods.

(3)	To record the pro forma accretion of the asset retirement obligation.

(4)	To record legal expenses of $204,730 related to the amendment of the Credit Facility.

(5)	To record the pro forma amortization of the debt financing costs of $189,083 per quarter.

(6)	To record an estimated pro forma incremental increase in general and administrative expense in connection with the Acquisition of $315,000 per quarter.

(7)	To record the pro forma interest expense on the amount drawn on the Amended and Restated Senior Credit Facility to complete the Acquisition.

(8)	To record the pro forma income tax impact of the acquired properties.

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